UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 18, 2023

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On January 11, 2023, Growlife, Inc. a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Investor”), pursuant to which the Company sold 1800 Diagonal a promissory note in the principal amount of $88,200 (the “Note”). The Note carries a one-time interest charge of twelve percent (12%) (the “Interest Rate”) which was applied on the issuance date to the principal (22% upon the occurrence of an event of default) and has a maturity date of January 11, 2024. The Note included an original issue discount of $9,450 and transaction expenses of $3,750 and was purchased for an aggregate of $75,000. The Note was funded by the Investor as on January 13, 2023.

The Note requires that the Company make monthly payments for accrued interest and outstanding principal, which shall be paid in ten (10) payments each in the amount of $9,878.40 (a total payback to the Holder of $98,784.00). The first payment shall be due March 1, 2023, with nine (9) subsequent payments each month thereafter. The Company shall have a five (5) day grace period with respect to each payment. The Company has right to accelerate payments or prepay in full at any time with no prepayment penalty.

The Investor may in its option, at any time following an Event of Default, as defined in the Note, convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock at a conversion price per share equal to 75% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 trading days prior to the date of conversion. Additionally, the Company agreed to reserve five times the number of shares of our common stock which may be always issuable upon conversion of the Note, or 14,700,000 shares of common stock.

The Note provides for standard and customary events of default such as failing to timely make payments under the Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The Note also contains customary positive and negative covenants. At no time may the Note be converted into shares of our common stock if such conversion would result in the Investor, or its affiliates owning an aggregate of more than 4.99% of the then outstanding shares of our common stock.

The description of the Note and Securities Purchase Agreement above is not complete and is qualified in its entirety by the full text of the Note and Securities Purchase Agreement, filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1*	1800 Diagonal Promissory Note, dated January 11, 2023

10.2*	1800 Diagonal Securities Purchase Agreement, dated January 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: January 18, 2023	/s/ David Dohrmann
	By:	David Dohrmann
	Its:	Chief Executive Officer